SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : September 1, 2009

Commission File No. 333-136643

ONE HOLDINGS, CORP.

(Exact name of registrant as specified in its charter)

Florida

59-3656663

(State or other jurisdiction of

(IRS Employer Identification No.)

incorporation or organization)

8525 NW 53rd Terr., Suite C101, Doral, FL 33166

 (Address of principal executive offices)

877-544-2288

--------------------------------------

(Issuer  telephone number)

Contracted Services, Inc., 318 Holiday Drive, Hallandale Beach, FL, 33009

 (Former Name and Address)

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 1, 2009, Marius Silvasan was promoted to the position of Vice Chairman, CEO and Director of the Company.

Set forth below is certain biographical information regarding the New Vice Chairman, CEO and Director of the Company:

Marius Silvasan, age 36, resides in Miami, FL.  Mr. Silvasan was appointed director and Interim President for ONE Holdings, Corp June 9, 2009. Mr. Silvasan is a director of Abacus World Corp., a business advisory firm and Chairman and CEO of Abacus Global Investments, Corp. and Visioneer Holdings Group, Inc. both investment companies.  Mr. Silvasan is a leader and senior executive with over 17 years experience in business development, mergers and acquisitions, strategic alliances, marketing, sales and finance. Mr. Silvasan has raised capital to fund various acquisitions and assist with organic growth. Mr. Silvasan founded TelePlus World, Corp in 1999 and still serves as the Company’s Chairman and CEO.  Prior to TelePlus, Mr. Silvasan also held the positions of President and CEO for Visioneer Calling Card Inc. and Alliance TeleCard Corp. and National Sales Manager for The Home Phone Club.   He is a graduate of HEC University in Montreal, holding both an undergraduate degree in business and an MBA.

EXHIBITS:

NA

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Holdings, Corp.

September 1, 2009

/s/ Marius Silvasan _________________

Marius Silvasan

Chief Executive Officer and Director

September 1, 2009

/s/ Cris Neely_____ _________________

Cris Neely

Chief Financial Officer and Director